EXHIBIT 99.1

                                                                    NEWS RELEASE

NASDAQ SYMBOL:  MRGO

FOR IMMEDIATE RELEASE

CONTACTS:   Alfonso Ortega
            (787) 883-2570, Ext. 33


                               MARGO CARIBE, INC.
                 ENTERS INTO AGREEMENT TO SELL ITS SUBSIDIARIES

         Vega Alta, Puerto Rico, July 7, 2000 - Margo Caribe, Inc. ("Margo") (NASDAQ Symbol: MRGO) announced that it has entered into an agreement, dated as of June 30, 2000, to sell all of the shares of common stock owned by Margo in its subsidiaries (except for the shares of iTract, Inc.) and certain proprietary rights to Empresas Margo, Inc. ("Empresas Margo"). Under the agreement, Empresas Margo will pay to Margo $5,000,000 and assume the outstanding debt of Margo (after application of the cash collateral securing this debt). As of May 31, 2000, the outstanding principal amount of the debt to be assumed was approximately $800,000.

         As previously announced, Margo has entered into an agreement to merge with iTract, LLC ("iTract"), a privately held early-stage internet company. Under the merger agreement, Margo would first reincorporate as a Delaware corporation pursuant to a merger with iTract, Inc., a newly-formed Delaware corporation. The sale of Margo's existing nursery and other subsidiaries is a condition to the consummation of the merger with iTract. It is also a condition to the merger with iTract that Margo have at least $5,000,000 in cash and not be subject to liabilities exceeding $10,000 in the aggregate at the effective time of the merger. The sale to Empresas Margo is designed to satisfy these conditions to the iTract merger.

         Empresas Margo is a newly organized Puerto Rico corporation. Michael J. Spector, the Chairman of the Board, Chief Executive Officer and President of Margo, owns all of the outstanding capital stock of Empresas Margo and will act as its Chief Executive Officer.

         The sale of the subsidiaries is expected to close during the third quarter of 2000, immediately prior to Margo's proposed merger with iTract, Inc. and the merger of a subsidiary of iTract, Inc. with iTract. The sale of the subsidiaries is subject to the satisfaction of various other conditions, including the approval by the majority of Margo's shareholders and the satisfaction of the conditions to the merger with iTract. Michael J. Spector intends to vote his Margo shares, representing approximately 66% of Margo's outstanding common stock, in favor of the proposed sale of the


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subsidiaries to Empresas Margo. No assurance can be given that the parties will be able to satisfy the conditions to the sale of the subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

         This press release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Margo and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

         For a detailed discussion of these and other cautionary statements, please refer to the Registration Statement filed by iTract, Inc. with the Securities and Exchange Commission and the proxy statement/prospectus to be filed by Margo as described below, as well as Margo's filings with the Securities and Exchange Commission.

Where You Can Find Additional Information

         Margo expects to mail a proxy statement/prospectus to its stockholders containing information about the sale of the subsidiaries to Empresas Margo and the iTract merger. iTract, Inc. has filed a Registration Statement on SEC Form S-4 on July 3, 2000 in connection therewith but the Registration Statement has not yet become effective. The securities covered by the Registration Statement may not be sold nor offers to buy be accepted prior to the time the Registration Statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Investors and security holders are advised to read the Registration Statement and the proxy statement/prospectus when it becomes available, because they will contain important information about iTract, Margo, the proposed transactions and related matters. Investors and security holders may obtain a free copy of the Registration Statement and the proxy statement/prospectus (when available) and other documents filed by Margo and iTract, Inc. at the Securities and Exchange Commission's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus and such other documents may also be obtained from Margo by directing such requests to Margo Caribe, Inc., Investor Relations Dept., P.O. Box 706, Dorado, P.R. 00646.

         Margo, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Margo stockholders in favor of the adoption of the proposed transactions. A description of any interest that Margo's directors and executive officers have in these transactions will be available in the proxy statement/prospectus.


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         Filed by Margo Caribe, Inc. pursuant to Rule 425 under the Securities
Act of 1933 and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934.

         Subject Company: Margo Caribe, Inc.  Commission File No. 0-15336